CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-6 of our report dated February 29, 2016 relating to the financial statements of American Family Life Insurance Company and our report dated April 8, 2016 relating to the financial statements of American Family Variable Account I, which appear in Post-Effective Amendment No. 21 to the Registration Statement on Form N-6 (No. 333-44956).  We also consent to the references to us under the headings "Experts" and "Financial Statements" in Post-Effective Amendment No. 21 to the Registration Statement on Form N-6 (No. 333-44956).

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
 September 6, 2016